Exhibit 99.2

YELLOW ROADWAY CORPORATION

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF OUTSTANDING SENIOR FLOATING RATE NOTES DUE 2008

(PRINCIPAL AMOUNT $1,000 PER NOTE)

A holder of Yellow Roadway Corporation’s Senior Floating Rate Notes due 2008 (the “Outstanding Notes”) who wishes to tender such Outstanding Notes pursuant to the exchange offer (the “Exchange Offer”) described in the Prospectus dated                     , 2005 (the “Prospectus”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”) must complete and deliver this form or one substantially equivalent to it under the following circumstances: (i) certificates representing the Outstanding Notes are not immediately available, (ii) the Outstanding Notes or other required documents will not reach the Exchange Agent on or prior to the Expiration Date (as defined in the Letter of Transmittal and the Prospectus), or (iii) the appropriate procedures for book-entry transfer will not be completed on or prior to the Expiration Date. This requirement is set forth in the Prospectus in the section entitled “The Exchange Offer—Procedures for Tendering” and in the Letter of Transmittal in Instruction 2. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent. The Exchange Agent must receive this form prior to 5:00 p.m., New York City time, on                     , 2005, unless extended.

To SunTrust Bank

(the “Exchange Agent”)

By Overnight Courier or Registered or Certified Mail: SunTrust Bank Attention: Felicia H. Powell, Trust Officer 25 Park Place 24th Floor (Mail Code 008) Atlanta, GA 30303	By Facsimile Transmission (for Eligible Institutions Only): 404-588-7335 Attention: Felicia H. Powell
By Hand Delivery: SunTrust Robinson Humphrey Capital Markets Attention: Randy Brougher 125 Broad Street, 3rd Floor New York, NY 10004	To confirm by telephone or for information: 404-588-7093

Delivery of this Notice of Guaranteed Delivery to an address or transmission hereof to a facsimile number other than those set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instruction thereto, such signature guarantee must appear in the applicable space provided in the box on the Letter of Transmittal for guarantee of signatures.

As set forth in the Prospectus (as it may be supplemented from time to time, the “Prospectus”) dated                     , 2005 of Yellow Roadway Corporation (the “Company”), under “Exchange Offer—Guaranteed Delivery Procedures,” and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto or an Agent’s Message relating to guaranteed delivery must be used to accept the Company’s offer to exchange $1,000 principal amount of its Senior Floating Rate Notes due 2008, Series B (the “Exchange Notes”) for each $1,000 principal amount of its outstanding unregistered Senior Floating Rate Notes due 2008(the “Outstanding Notes”), upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, if certificates representing such Outstanding Notes are not immediately available, time will not permit the Letter of Transmittal, certificates representing such Outstanding Notes or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer (including a properly transmitted Agent’s Message with respect thereto) cannot be completed, on or prior to the Expiration Date.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

I, the undersigned, hereby tender to Yellow Roadway Corporation the principal amount of the Outstanding Notes listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, which I have received, pursuant to the guaranteed delivery procedures set forth in such Prospectus, as follows:

Certificate or Registration Nos. (for non-book-entry Holders)	Aggregate Principal Amount Represented by Outstanding Note(s)	Principal Amount Tendered (Must be in Integral Multiples of $1,000)

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Transaction code (if available):

Date:                     , 2005

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Please sign here

X

X

(Signature of Owner(s) or Authorized Signatory)

Date:                     , 2005

Taxpayer Identification Number

Or Social Security Number:

Area Code and Telephone Number:

Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on the certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address (including zip code):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

I, the undersigned, a firm or other entity identified as an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantee (a) that the above named person(s) own(s) the principal amount of Senior Floating Rate Notes due 2008 of Yellow Roadway Corporation (the “Outstanding Notes”) tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of such Outstanding Notes complies with Rule 14e-4, and (c) that I will deliver to the Exchange Agent the certificates representing the Outstanding Notes tendered hereby or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an agents message in lieu thereof and any other required documents, within three (3) business days after the Expiration Date.

Name of Firm: Address: (including Zip Code) Area Code and Tel. No.:	(Authorized Signature) Name: (Please type or print) Title: Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES REPRESENTING OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder. If delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, properly insured, and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Exchange Agent on or prior to such date. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. Delivery will be deemed made when actually received or confirmed by the Exchange Agent. For description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond with the names as written on the face of the certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in the book-entry transfer facility whose name is shown as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Outstanding Notes listed as a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the book-entry transfer facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Outstanding Notes and requests for additional copies of the Prospectus, the Letter of Transmittal, this Notice of Guaranteed Delivery and any other documents related to the Exchange Offer may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

5